Exhibit 5.1



SEMPRA ENERGY

                                                  Gary W. Kyle
                                       Chief Corporate Counsel

                                                101 Ash Street
                                      San Diego, CA 92101-3017

                                             Tel: 619.696.4373
                                             Fax: 619.696.4670


                        November 9, 2000


Ladies and Gentlemen:

  In my capacity as Chief Corporate Counsel of Sempra Energy, a California corporation (the "Company"), I have advised the Company in connection with the Registration Statement on Form S-8 (the "Registration Statement") of the Company filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to 10 million shares (the "Shares") of the Company's Common Stock reserved for issuance from time to time pursuant to the Company's Employee Stock Incentive Plan, (the "Plan").

  In so acting, I have examined the Registration Statement and have also examined and relied as to factual matters upon the representations and warranties contained in originals, or copies certified or otherwise identified to my satisfaction, of such documents, records, certificates and other instruments as in my judgment are necessary or appropriate to enable me to render the opinion expressed below. In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to me as originals and the conformity with originals of all documents submitted to me as copies.

  The opinion expressed below is limited to the General Corporation Law of California and the federal law of the United States, and I do not express any opinion herein concerning any other law.

  Based upon the foregoing and having regard for such legal considerations as I have deemed relevant, I am of the opinion that the Shares have been duly authorized by the Company and, when issued and delivered by the Company and paid for in accordance with the terms of the Plan, the Shares will be validly issued, fully paid and non-assessable.

  I hereby consent to the filing of this opinion as a exhibit to the Registration Statement.


                         Very truly yours,

                         GARY W. KYLE

                         Gary W. Kyle